REVISED SECOND AMENDED
DISCLOSURE STATEMENT

INFORMATION CONCERNING THE DEBTOR AND THE
PROPOSED PLAN OF REORGANIZATION

STERLING MINING COMPANY

Debtor in Chapter 11 Case
No. 09-20178-TLM
In the United States Bankruptcy Court
For the District of Idaho
January 19, 2010

ELSAESSER JARZABEK ANDERSON MARKS ELLIOTT & MACDONALD
CHARTERED
Attorneys for the Debtor-in-Possession
Sterling Mining Company

THIS DISCLOSURE STATEMENT HAS BEEN APPROVED BY AN ORDER OF THE UNITED STATES BANKRUPTCY COURT ENTERED ON ____________, 2010, AND ITS DISTRIBUTION TO THE HOLDERS OF CLAIMS AND EQUITY SECURITY INTERESTS IS AUTHORIZED BY THAT ORDER.

DOCKET NO. 490
DATE 1/22/10

TABLE OF CONTENTS

INTRODUCTORY COMMENTS 1
ORGANIZATIONAL HISTORY, RECENT HISTORY AND ACTIVITIES 2
General 2
Factors Leading to Chapter 11 2
A Change in Management, Business Partners 2
Production Halted 3
PROPERTIES, ASSETS AND LIABILITIES OF THE DEBTOR 4
Assets 4
Liabilities 5
ASSET DISPOSITIONS SINCE PETITION DATE 5
PENDING AND THREATENED LEGAL PROCEEDINGS AND CLAIMS 5
PENDING APPEALS 6
SUMMARY OF THE DEBTOR'S REORGANIZATION PLAN 7
Means of Implementing The Plan 8
MINIMUM BID 8
OVERBID 9
RETAINED RIGHTS 10
Classification and Treatment of Claims and Equity Security Interest Holders 10
Unclassified Claims 11
Administrative Claims 11
Priority Tax Claims 11
Class 1 Monetary Defaults/Pecuniary Losses 11
Class 2 Priority Unsecured Claims 12
Class 3 Secured Claims 12
Class 4 Secured Claims 12
Class 5 Secured Claims 12
Class 6 Secured Claims 13
Class 7 Unsecured General Claims 13
Class 8 Equity Security Holders 13
Treatment of Parties to Executory Contracts 13
Means for Execution of the Plan 14
SEC Matters 14
Avoidance Actions 14
Claims Objections 15
THE "BEST INTERESTS OF CREDITORS" TEST 15
COMPARATIVE LIQUIDATION ANALYSIS 16
PRESENT AND FUTURE MANAGEMENT 16
FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN 16
RISK FACTORS 17
CONFIRMATION OF THE PLAN 17
Voting Procedures 17
Hearing on Confirmation 17
Treatment of Dissenting Classes of Creditors 18
Effect of Confirmation 18

Fees and Monthly Reports 18

APPENDIX A - PLAN OF REORGANIZATION

APPENDIX B - ORDER APPROVING DISCLOSURE STATEMENT

APPENDIX C - LIST OF CREDITORS

APPENDIX D – BUDGET

APPENDIX E – BIDDING

APPENDIX F – ASSUMED AND REJECTED EXECUTORY CONTRACTS

IMPORTANT! THIS DISCLOSURE STATEMENT CONTAINS INFORMATION WHICH MAY BEAR UPON YOUR DECISION TO ACCEPT OR REJECT THE PROPOSED PLAN OF REORGANIZATION. PLEASE READ THIS DOCUMENT WITH CARE.

TO THE CREDITORS AND OTHER PARTIES IN INTEREST IN THIS CHAPTER 11 CASE:

On March 3, 2009, Sterling Mining Company commenced a voluntary reorganization proceeding with the filing of a voluntary petition under Chapter 11 of the United States Bankruptcy Code. The Debtor's reorganization case is presently pending before the United States Bankruptcy Court for the District of Idaho.

This Disclosure Statement contains information with respect to the Debtor and the proposed Plan of Reorganization. Pursuant to § 1125 of the Bankruptcy Code, it is being distributed to you along with a copy of the proposed Plan for the purpose of enabling you to make an informed judgment about the Plan. The Bankruptcy Court has reviewed this Disclosure Statement through the Honorable Terry L. Myers, United States Bankruptcy Judge, and on the ___ **day of ____________, 2010,** the Court has conditionally approved this document. The Order of the Bankruptcy Court is reproduced in **Appendix B** to this Disclosure Statement. The Bankruptcy Court's approval of this Disclosure Statement, however, does not constitute a recommendation or endorsement of the Plan by the Bankruptcy Court.

THE ONLY REPRESENTATIONS THAT ARE AUTHORIZED OR WHICH MAY BE MADE CONCERNING THE DEBTOR, THE VALUE OF ITS ASSETS, OR THE PLAN ARE THE REPRESENTATIONS CONTAINED IN THIS DISCLOSURE STATEMENT. THE FINANCIAL INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT HAS NOT BEEN SUBJECTED TO AN AUDIT BY AN INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT. FOR THAT REASON, NO WARRANTY OR REPRESENTATIONS ARE MADE THAT THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT IS WITHOUT INACCURACY. HOWEVER, GREAT EFFORT HAS BEEN MADE TO ENSURE THAT ALL SUCH INFORMATION IS FAIRLY PRESENTED.

The hearing on final approval of the Disclosure Statement and confirmation of the Plan shall be held on __________________**, 2010, at** ________**.m. (Pacific Time).** Parties may appear at the United States Courthouse, 6450 N. Mineral Drive, Coeur d'Alene, Idaho. The Bankruptcy Court shall confirm the Plan if it meets the requirements contained in the Bankruptcy Code.

The Debtor urges that you accept this proposed Plan of Reorganization and that you promptly return your completed ballot so that your vote will be counted. IN ORDER TO BE COUNTED FOR PURPOSES OF SATISFYING THE BANKRUPTCY CODE REQUIREMENTS YOUR BALLOT OF ACCEPTANCE OR REJECTION MUST BE RECEIVED AT THE ADDRESS INDICATED ON THE BALLOT NO LATER THAN 4:30 P.M. ON THE ____ **day of ____________, 2010.**

ORGANIZATIONAL HISTORY, RECENT HISTORY AND ACTIVITIES

General

Sterling Mining Company ("Sterling") was incorporated in the State of Idaho on February 21, 1903. Sterling's primary business activity is the exploration for and mining of base and precious metals. Roger Van Voorhees is the President and Chairman of the Board. There are 39,439,974 shares of company stock issued and outstanding. Roger Van Voorhees owns approximately 4.8% of the company stock.

Factors Leading to Chapter 11

From 1903 to approximately 2003, Sterling was a mostly dormant corporation which owned mineral rights in Shoshone County, Idaho and operated on an intermittent basis. In 2003, Sterling acquired the rights to operate the Sunshine Mine and Mill in a lease signed with Sunshine Precious Metals Incorporated ("SPMI"). In 2005, Sterling purchased an active mining operation in Zacatecas, Mexico. During the period from 2003 to 2008 when the company filed for bankruptcy the company never made a profit, but operated on funds from private equity placements. The company used the funds that it raised to rehabilitate the Sunshine Mine and to cover shortages from the operations in Mexico.

In mid 2007, Sterling resumed limited production from the Sunshine Mine and later that year had shipped to a smelter the first concentrates from the mill. At that same time, Sterling management actively sought additional funding and/or interested parties to purchase or partner with the company.

In the first part of 2008 the company started experiencing cash shortages. In May of 2008 the company completed a private placement totaling $1,800,000.00 which was far short of the current need. Also in May the company borrowed $500,000.00 to make a payroll. Up until October 2008, the Sunshine Mine continued to operate and produce silver ore and concentrate. However, the mine did not meet budgeted production volumes. Sterling never operated at a profit during its entire time in production.

A Change in Management, Business Partners

In May, 2008, Ray DeMotte, Sterling's President, was terminated by the Board of Directors. Sterling's business plan created by Mr. DeMotte was judged by the Board to be flawed as was Mr. DeMotte's management of the company, causing debt to rapidly rise while pursuing an unreasonable goal of accelerated production at the Sunshine Mine. Board member J. Kenny Berscht was selected to fill in as Interim President.

In June, 2008, Sterling hosted potential suitors during a period of due diligence. At this time, Sterling also negotiated a $2,400,000.00 "bridge loan" with Private Capital Group ("PCG") as a means to provide operating capital and to bridge the finances until the time a corporate partner would be chosen.

In August, 2008 Sterling signed a purchase agreement with Minco Silver Corporation ("Minco"). The terms included a $15,000,000.00 loan with $5,000,000.00 paid up front. From this $5,000,000.00 loan, $1,000,000.00 was paid to PCG to reduce the "bridge loan" principal to $1,400,000. The remainder of the loan was used to pay operating costs and to bring Sterling's accounts payable to a more current state.

Production Halted

On September 1st, 2008, Minco terminated the agreement, leaving Sterling with $5,000,000.00 worth of debt to add to its already mounting deficit. On September 16th Sterling was forced to lay off the majority of its employees (>150) and curtail mine production. After Minco's termination of the partnered agreement, Sterling's management and Board of Directors immediately began a new search for possible business partners, but due to the worsening capital markets and the declining price of silver, no partner was found.

Upon the termination of the Minco agreement Sterling immediately started the systematic shutdown of the Sunshine mine due to its cash flow drain to the company. The company also started and completed the sale of its Mexico operations. Using the funds from the sale of the Mexico operations, Sterling was able to finance the shutdown of the Sunshine Mine.

In October, 2008, Sterling halted all production at the Sunshine Mine and laid off additional employees. The remaining staff was tasked with care and maintenance of the mine as well as securing the facility and equipment in a state of readiness to resume production at some future date.

In November, 2008, Sterling contacted bankruptcy counsel to discuss bankruptcy options for Sterling. Interim President Berscht emphatically fought against any form of bankruptcy filing.

During the months of December of 2008 and January of 2009 the company worked to bring above ground and return secured equipment to its security holder with the financial support of the security holder. On January 29, 2009, the hoist ropes at the Sunshine Mine were allowed to go slack, eliminating all underground activities.

In January of 2009 the Board of Directors added three new members. The first was an experienced finance person in the mining industry; the second was the long-time general manager of SPMI who had recently stepped down to serve on Sterling's Board; and the third was the President of a company that owned a neighboring mine. The hope was that these additional directors could bring a solution to Sterling's financial struggles and the possibility of holding value for the shareholders.

All efforts by this Board of Directors could not bring any workable solutions and it became evident in February of 2009 that there was no option but to file for bankruptcy. In late February the entire Board of Directors, except for Roger Van Voorhees, resigned and the company filed for bankruptcy. The few remaining staff were laid off when the decision was made to file bankruptcy on March 3, 2009.

Due to the substantial costs of operations, Sterling is not in a position to reorganize without the infusion of cash through a purchaser of its stock, its assets, through a joint venture, or other means. Subsequent to the bankruptcy filing, Sterling has had to borrow funds through Minco Silver Corporation to pay general and administrative expenses, and when the mine was returned to Sterling in the fall of 2009, to pay care and maintenance costs of the mine. The mine is not operating, and cannot self-fund these expenses.

After the bankruptcy filing, Mr. Van Voorhees remained as the sole Board member and President and CEO (unpaid) of the company. Two full-time employees remained in addition to two part-time contract employees to assist Sterling's legal counsel into and through the bankruptcy proceedings. Sterling's directorship now consists of five (5) members, two (2) of which have been appointed by agreement with Minco Silver Corporation and as part of a post-bankruptcy filing lending facility.

PROPERTIES, ASSETS AND LIABILITIES OF THE DEBTOR

The corporation maintains its financial records on a calendar year basis. The last year ended on December 31, 2008. The corporation's monthly financial statements filed with the Bankruptcy Court and the U.S. Trustee's office since the date of filing have not been examined by Certified Public Accountants.

The financial statement information discussed in this section has been prepared using principles applicable to a going concern which contemplates the realization of assets and the liquidation of liabilities in the normal course of business.

The Debtor has used best efforts to disclose all known claims and interested parties, and has used best efforts to disclose that such claims and the rights of interested parties shall be determined through the bankruptcy process. The Debtor herein expressly makes no representations or warranties with respect to Sterling Mining Company's stock, or Sterling Mining Company's assets and liabilities other than they are true and correct to the best of Sterling Mining Company's knowledge and as expressed on the bankruptcy petition and schedules.

Assets

The current assets of the corporation as reflected in the balance sheet as of the petition date of March 3, 2009, are $11,706,761.94. None of these assets were formally appraised.

In addition, Sterling estimates it has net operating losses of $48.0 million which may be a substantial asset to a new owner, or equate to a deferred tax asset of roughly $16.5 million.

Liabilities

The corporation's liabilities as of the petition date of March 3, 2009, are approximately $14,159,010.46. Proofs of Claim have been filed that, if allowed, could bring this total to near $30,000,000.00.

ASSET DISPOSITIONS SINCE PETITION DATE

Since the petition date, no major assets have been acquired or sold.

PENDING AND THREATENED LEGAL PROCEEDINGS AND CLAIMS

As of the petition date the following legal actions were disclosed:

1. Private Capital Group, Inc. et al. vs. Sterling Mining Company, Case No. CV-2009-05, Complaint for Foreclosure, First Judicial District of the State of Idaho, in and for the County of Shoshone.

2. Hull & Branstetter Chtd., vs. Sterling Mining Company, Case No. CV-09-18, Complaint for Judgment, First Judicial District of the State of Idaho, in and for the County of Shoshone.

3. Atlas Mining Company v. Sterling Mining Company, et al., Case No. CV-2008-759, Breach of contract and lien foreclosure action, First Judicial District of the State of Idaho, in and for the County of Shoshone.

4. Summit Assurance, LLC vs. Sterling Mining Company, Case No. CV-09-58, Complaint for Judgment, First Judicial District of the State of Idaho, in and for the County of Kootenai.

5. Interwest Technology Inc. v. Sterling Mining Company, LTD, aka Sterling Mining, Case No. CV-2009-16, Breach of Contract, First Judicial District of the State of Idaho, in and for the County of Shoshone.

6. Miller Sales and Engineering, INC. v. Sterling Mining Company, et al., Case No. CV-2008-800, Complaint for breach of contract, quantum meriut and to foreclose lien, First Judicial District of the State of Idaho, in and for the County of Shoshone.

7. Byrnes & Keller, LLP vs. Sterling Mining Company, Case No CV-08-9814, Complaint, First Judicial District of the State of Idaho, in and for the County of Kootenai (changing venue to Shoshone County).

8. Fruci II, PS, d/b/a Fruci and Associates, PS vs. Sterling Mining Company, Case No 2008-02-05679-6, Complaint for breach of contract and damages, Superior Court, State of Washington, County of Spokane.

9. Eastside Electric Motors, LLC vs. Sterling Mining Company, Case No 09-1042, Complaint, First Judicial District of the State of Idaho, in and for the County of Kootenai.

10. Conrad B. Houser v. Sterling Mining Company, Case No CV 08-367, Complaint, First Judicial District of the State of Idaho, in and for the County of Shoshone.

11. Sterling Mining Company, et al. vs. Sunshine Precious Metals, INC., Case No. CV 08-542, First Judicial District of the State of Idaho, in and for the County of Shoshone.

12. Sterling Mining Company vs. Sunshine Precious Metals, INC., et al., Case No. 08-733, Complaint for Damages, First Judicial District of the State of Idaho, in and for the County of Shoshone.

13. Sunshine Property Group, LLC Series Two, Plaintiff/Counter Defendant, vs. Sterling Mining Company, Defedant/Counterclaimaint, Case No. CV08-516, First Judicial District of the State of Idaho, in and for the County of Shoshone.

14. Minco Silver vs. Sterling Mining Company, et al., Case No. CV09-100, First Judicial District of the State of Idaho, in and for the County of Shoshone.

All lawsuits and associated claims asserted are provided for within the Plan of Reorganization.

PENDING APPEALS

Substantial litigation has occurred during the course of this bankruptcy proceeding, mostly regarding Sterling's interest in the Sunshine lease. Sunshine has appealed various orders that were decided favorably to Sterling. Favorable Orders include the Court's Order approving Sterling's first request for post-petition-financing, the Court's Order turning over the mine lease from Sunshine to Sterling, and the Court's Order stating that Sterling could assume the lease and detailing the cure, administrative expense, and default amounts. Sterling expresses no opinion on the ultimate outcome of these Appeals, which will likely be unresolved as of the confirmation date and will be an obligation of the purchaser of the stock to defend. Potential purchasers are advised to review all pleadings and Orders of the Bankruptcy Court for which appeal has been taken, as well as the Appeals themselves.

SUMMARY OF THE DEBTOR'S REORGANIZATION PLAN

The Debtor's plan of reorganization contemplates the full repayment of all secured debt of allowed secured creditors, with interest rates as noted.

Debtor's plan anticipates securing enough in funds to full pay all defaults that the Court has determined which will include the settled or Court determined amount due the EPA/Tribe on penalties related to net smelter proceeds. This Court has ruled that the Sunshine Lease is assumable, and Sterling intends, upon payment of all of the underlying defaults/arrearage/administrative expense amounts, to assume the Sunshine Lease as part of this plan. As of this date, the Sunshine Lease has not yet been assumed.

The EPA and the Coeur d'Alene Tribe have proposed a penalty that could be as much as $4.0 million. If the penalty figure is not substantially reduced, there is not enough funding in the two present bids to pay the defaults and assume the Sunshine Lease. Sterling filed a Motion to Determine Penalty Amount Due EPA/Coeur d'Alene Tribe [Docket #469], which will be heard on March 10, 11 & 12, 2010, in Boise, Idaho. If the penalty matter is not resolved before that time, it is Debtor's intention to delay the confirmation hearing to a date subsequent to March 12, 2010, and make revisions to the Plan of Reorganization to incorporate the known amounts due the EPA/Tribe for the penalties, and the necessary amounts needed, by way of bids, to purchase the company.

The Plan provides for the full payment of all administrative claims on or before the effective date. The Plan provides for the full payment of unclassified priority claims for the Internal Revenue Service on or before the effective date.

All common stock interests, or other claimed equity interests in Sterling shall be cancelled, and such equity security holders shall receive nothing through the proposed plan of reorganization.

The Plan provides for a dividend in the amount of roughly $326,644.00, more or less, to be applied pro rata to all allowed unsecured general claims. Such claims shall be paid after the claims objection process is concluded, with no interest. In addition, Class 7 Claimants shall share pro rata in any recoveries from post-confirmation litigation. A pro forma computation of amounts paid out, assuming the Minco bid is accepted, is as follows:

Administrative Claims – Minco & Attorney Fees (cash or credit bid as to Minco)	$	3,300,000.00
Class 2 Claims – Payroll		102,294.00
Class 3 Claims – Kootenai		108.00
Class 4 Claims – Minco (cash or credit bid)		6,317,531.00
Class 5 Claims – PCG		2,093,545.00
Class 6 Claims – Shoshone		9,878.00
Litigation Trust		100,000.00

Alberta Star – break fee		250,000.00
	$	12,173,356.00
Remaining for EPA/Tribe Penalty & Class 7 Unsecured General Claims		326,644.00
	$	$12,500,000.00

FOR EXAMPLE ONLY – assumes payments made by February 2, 2010, and all Class 1 Claims paid through interim financing.

The possibility exists that no funds, after payment of the EPA/Coeur d'Alene Tribe penalties, will exist for the unsecured general claimants. Debtor shall use best efforts to secure the highest and best bid but there is no certainty that bids in excess of those set forth herein will be received.

If bids are not sufficient in amount to assume the Sunshine lease, pay off all secured debt and pay a reasonable dividend towards unsecured general claims, Debtor reserves the right to liquidate assets, or may convert the case to a case under Chapter 7 or request dismissal of this case.

Means of Implementing the Plan

The Debtor anticipates the sale of its common stock and transfer of ownership of the company to fund the Chapter 11 Plan of Reorganization, as more specifically set forth below.

MINIMUM BID

Alberta Star, an unrelated third party has made a "stalking horse" minimum bid, for the purchase of 100% of the authorized but un-issued common stock of Sterling Mining Company through a confirmed Chapter 11 Plan of Reorganization[1], with all material terms restated as follows:

1. All authorized but unissued common stock of Sterling Mining Company shall be sold to Alberta Star for $11,750,000.00, with $1,250,000.00 which has been confirmed to be on deposit with Alberta Star's Attorneys.

2. All overbids shall be in an amount of no less than $250,000.00 over the minimum bid submitted by Alberta Star.

3. Should Alberta Star not be the successful purchaser of Sterling Mining Company, and contingent on other terms and conditions, Alberta Star has requested, in its agreement with Sterling, a break fee, which will be accorded priority as an administrative expense, in the

[1] Debtor had previously reported on a November 2, 2009, 8K that the Alberta Star bid was for 90% of Sterling's common stock. That bid has been superceded and is now for 100% of the common stock of Sterling for $11,750,000.00, of which $1,250,000.00 may be in the form of interim financing, only if needed.

amount of $250,000.00 subject to Court approval. Such break fee amount was determined by Alberta Star.

4. Alberta Star's bid is conditioned on certain contingencies, which materially are as follows:
   a. Sterling Mining Company filing a Chapter 11 plan of reorganization with the Court on or before December 15, 2009, reflecting Alberta Star's bid, with confirmation to occur on or before February 28, 2010 [Note -- Sterling shall request Alberta Star extend the required confirmation date];
   b. That all debts, obligations and claims against Sterling Mining Company arising pre-petition, and all administrative and other claims arising post-petition, be paid in full, compromised or satisfied in the bankruptcy proceeding;
   c. Alberta Star, or its nominee, shall own 100% of the common stock of Sterling Mining Company with all existing common shareholders' and any other equity interest in the company cancelled; and
   d. Upon confirmation and after closing of the stock sale the Sterling Board of Directors and officers shall resign effective immediately, to be replaced by new directors and officers selected by Alberta Star or its nominee.

5. The minimum bid of $11,750,000.00, or other higher successful overbid, shall be used to pay expenses of the bankruptcy as stated in the priority scheme as follows:
   a. All allowed class 3, 4, 5 and 6 secured claims shall be paid in full with interest at the non-default contract rate, with no late fees;
   b. All unclassified claims, consisting of administrative claims and priority tax claims shall be paid in full;
   c. All class 2 priority unsecured claims, which are wage claims, shall be paid in full on the effective date of the Plan, capped at $10,950.00 per claim;
   d. $100,000.00 shall be retained by the litigation trust;
   e. Class 7 unsecured general claims shall receive a dividend in the amount of roughly $500,000.00, to be applied pro rata to all unsecured general claims. In addition, litigation recoveries will all go to the Unsecured General Claimants. The Debtor reserves the right to revise the treatment of Class 7 unsecured claims to the extent the class increases in amount, including but not limited to making payments to this class over time. The balance of the unsecured general claims shall be discharged by a discharge entered in this case; and,
   f. Equity security holders shall receive nothing through this Plan, and their interests in the common stock or other equity interest in Sterling Mining Company shall be cancelled.

OVERBID

Pursuant to the agreement reached with Alberta Star, only overbids in an amount of $250,000.00 or more shall be considered by the Debtor. Minco Silver Corporation, the largest secured creditor of the Debtor, has presented an overbid of $12,500,000.00 for 100% of the common

stock of Sterling Mining Company. Minco's bid differs from that of Alberta Star in that Minco is a secured creditor, both through pre-petition lending to the Debtor and through post-petition lending. Minco shall be allowed to credit bid the amount of its secured claim, estimated at $9,400,000.00. The balance of its bid, or $3,100,000.00, will be paid in cash. The distribution scheme will be the same as that set forth in paragraph 5 under the minimum bid above, with the difference being that an additional $500,000.00 is available for unsecured general creditors, after payment of the $250,000.00 break fee.

The Plan will treat the Alberta Star minimum bid as the opening bid. On or before the confirmation date, additional overbids shall be submitted to Debtor, with proof of ability to pay as set forth in paragraph V of the Plan. On confirmation, the highest and best bid shall acquire 100% of the common stock in Sterling Mining Company. The purchase price must be paid on the closing date, or earlier than three (3) days after the date of confirmation, and no later than the effective date of the Plan. **THE BID PROCEDURE IS SET FORTH IN APPENDIX E TO THIS DISCLOSURE STATEMENT.**

RETAINED RIGHTS – LITIGATION TRUST

The Debtor shall retain, through a litigation trust, $100,000.00 to prosecute affirmative actions on behalf of the estate. Such trust shall be set up with the beneficiaries being the Unsecured General Claimants of Sterling. A trustee shall be selected by Sterling, and approval of same shall be put before the Court after notice, hearing and right to object, no later than 15 days after confirmation. Except as set out above, the Debtor will retain, through the trust, all of the Debtor's and Debtor-in-Possession's rights, claims, and causes of action, whether equitable or legal, against all persons arising under the avoidance, preference, and fraudulent conveyance sections of the Bankruptcy Code or under any other State of Federal Law for the recovery of avoidable fraudulent conveyances or transfers, as well as any other causes of action owned by the Debtor on the effective date. At any time prior to or after confirmation, the Debtor may commence adversary proceedings against persons or entities to realize upon those causes of action. In the event such actions are commenced, the net proceeds of such recoveries, after payment of administrative expenses, will be distributed to the Unsecured General Claimants pro-rata, pursuant to the terms of the Plan of Reorganization.

Classification and Treatment of Claims and Equity Security Interest Holders

The Plan establishes eight (8) classes of claims. If the Plan is confirmed by the Bankruptcy Court and becomes effective, the class into which a claim falls will determine the manner in which such claim will be treated. The classes of claims established in the Plan are summarized below:

Class 1 – Impaired
Class 2 – Impaired
Class 3 – Impaired
Class 4 – Impaired
Class 5 – Impaired

Class 6 – Impaired
Class 7 – Impaired
Class 8 – Impaired

All claims, as defined in § 101(5) of the Bankruptcy Code, against the Debtor are classified as set forth herein. A claim or interest is in a particular Class only to the extent it qualifies within the definition of such Class and is in a different Class to the extent it qualifies within the definition of such different Class.

Unclassified Claims

Pursuant to 11 U.S.C. § 1123(a)(1) of the Bankruptcy Code, administrative expense claims and priority tax claims against the Debtor are not classified for purposes of voting on, or receiving distributions under this plan. Similarly, claims of the DIP lender under the DIP facility are not classified for purposes of voting on, or receiving distributions under this plan. Holders of such claims are not entitled to vote on this plan. All such claims are instead treated separately in accordance with the requirements set forth in 11 U.S.C. § 1129(a)(9)(A) of the Bankruptcy Code. A detail of such claims are listed on Appendix C to this Disclosure Statement.

Administrative Claims

All Administrative Claims shall be paid on or before the effective date of the Plan of Reorganization.

Priority Tax Claims

The Proof of Claim of the Internal Revenue Service in the amount of $100.00 shall be paid on the effective date of the Plan of Reorganization.

Class 1 – Monetary Defaults/Pecuniary Losses

Class 1: Such claims will be paid in full on or before the effective date of the Plan of Reorganization at the scheduled amounts. Class 1 claims are impaired.

If not negotiated to settlement, the Debtor may seek the Court's determination of the exact amount of penalty. The Debtor believes that the methodology for determining the penalty, as well as the issue of the character and whether or not the penalty will accrue post-petition, are subject to disagreement and, if not settled, may require further hearings before the bankruptcy Court to determine the exact amount owed. If such hearings are prolonged, Debtor may seek an extension of the exclusivity period and/or present a modified Plan of Reorganization.

Class 2 - Priority Unsecured Claims.

Class 2: Class 2 consists of unpaid wages of Debtor's employees. Each wage claimant shall receive cash on the effective date of the Plan of Reorganization equal in the allowed amount of such claim, capped at $10,950.00. Class 2 claims are impaired.

Class 3 – Secured Claims

Class 3: Class 3 consists of secured claims of the Kootenai County Treasurer against the Debtor. Class 3 claimant shall receive the full amount of its allowed claim on the effective date of the Plan of Reorganization, with interest at the non-default contract rate. Class 3 Claims are impaired.

Class 4 – Secured Claims

Class 4: Class 4 consists of secured claims of Minco Silver Corporation ("Minco") against the Debtor. Class 4 claimant shall receive the full amount of its allowed claim on the effective date of the Plan of Reorganization, with interest at the non-default contract rate, with no late fees. Class 4 Claims are impaired. Based on the Proof of Claim amount of $5,858,626.83, and with interest calculated from March 3, 2009, to the expected payment date of February 1, 2010, at the rate of 10%, totaling $458,904.41, the amount paid Minco will be $6,317,530.94, plus reasonable attorney's fees.

Both Minco and PCG have pre-petition all assets security agreements against the assets of Sterling, excluding the Sunshine Leasehold. In terms of priority, PCG has first priority and Minco has second priority. The Court has ruled that neither Minco nor PCG have been assigned the Sunshine Lease. Sterling believes that the pre-petition all assets security agreements provide Minco and PCG with a secured position in all assets of Debtor, excluding the Sunshine Lease, and that both debts are fully secured by all other assets of the estate. Sterling makes no representations as to Minco or PCG's rights and liabilities were they to attempt to foreclose against the collateral of Sterling. Minco and PCG may believe they have pre-petition rights against the Sunshine Leasehold. Debtor takes no position as to any such belief.

Minco has loaned up to $3.0 million post petition, plus accruals, which lending is secured by all assets of the Debtor, including the Sunshine Lease. The Lease has not been assigned and Debtor makes no representations as to Minco's rights and liabilities should it attempt to foreclose against the collateral of Debtor, including the Sunshine Lease.

Class 5 – Secured Claims

Class 5: Class 5 consists of secured claims of Private Capital Group ("PCG") against the Debtor. Class 5 claimant shall receive the full amount of its allowed claim on the effective date of the Plan of Reorganization, with interest at the non-default contract rate, with no late fees. Class 5 Claims are impaired. Based on the Proof of Claim amount of $1,784,944.44, and with interest

calculated from March 3, 2009, to the expected payment date of February 1, 2010, at the rate of 24%, totaling $308,610.47, the amount paid PCG will be $2,093,554.91, plus reasonable attorney's fees.

Both Minco and PCG have pre-petition all assets security agreements against the assets of Sterling, excluding the Sunshine Leasehold. In terms of priority, PCG has first priority and Minco has second priority. The Court has ruled that neither Minco nor PCG have been assigned the Sunshine Lease. Sterling believes that the pre-petition all assets security agreements provide Minco and PCG with a secured position in all assets of Debtor, excluding the Sunshine Lease, and that both debts are fully secured by all other assets of the estate. Sterling makes no representations as to Minco or PCG's rights and liabilities were they to attempt to foreclose against the collateral of Sterling. Minco and PCG may believe they have pre-petition rights against the Sunshine Leasehold. Debtor takes no position as to any such belief.

Class 6 – Secured Claims

Class 6: Class 6 consists of secured claims of the Shoshone County Treasurer against the Debtor. Class 6 claimant shall receive the full amount of its allowed claim on the effective date of the Plan of Reorganization, with interest at statutory deficiency rate. Class 6 Claims are impaired.

Class 7 – Unsecured General Claims

Class 7: Class 7 consists of the allowed Unsecured General Claims. Unsecured General Claimants shall receive a pro rata share of a dividend estimated at $500,000.00 under the Plan of Reorganization on account of each allowed Unsecured General Claim and any pro rata recoveries through the litigation trust. Any remaining unpaid balance of such claim shall receive nothing and shall be discharged in this case. Class 7 claims shall be paid upon completion of the claims objection process. Class 7 is impaired.

Class 8 - Equity Security Holders

Class 8: Class 8 consists of the Equity Security Holders. Equity Security Holders shall receive no distributions under the Plan of Reorganization on account of such Equity Security Holder interest, and the Equity Security Holder interest shall be cancelled on the Effective Date. Pursuant to Section 1126(g) of the Bankruptcy Code, each holder of a class 8 interest is deemed to have rejected the plan. Class 8 is impaired.

Treatment of Parties to Executory Contracts

On the effective date, all executory contracts or unexpired leases of the Debtor will be deemed rejected in accordance with the provisions and requirements of Sections 365 and 1123 of the Bankruptcy Code, except for the previously assumed contracts and leases set forth in **Appendix F** to this Disclosure Statement, for which this Court previously entered orders allowing assumption of the contracts.

All proofs of claim with respect to claims arising from the rejection pursuant to the Plan of Reorganization of the rejected contracts and/or leases, or any previously rejected leases, if any, which are subject to the provisions of Bankruptcy Code § 502(b)(6), must be filed with the Clerk of the Bankruptcy Court and served upon counsel for the Debtor within thirty (30) days after the date of entry of the Confirmation Order. Any claims arising from the rejection of executory contracts or unexpired leases that become allowed claims are classified and shall be treated as Class 7 – Unsecured General Claims.

Means for Execution of the Plan

The means for execution of the Plan are set forth in Articles V and VI of the Plan. Pursuant to those articles, the Debtor, Debtor-in-Possession and the Reorganized Debtor shall perform acts and make payments after the Plan's effective date. The effective date of the Plan is 30 days after confirmation, unless the Plan's effectiveness is stayed. Payments will be made at various times after confirmation.

On the effective date of the Plan, the Debtor will transfer all of the assets of the Estate to the Reorganized Debtor, except for the funding of the litigation trust, and the actions prosecuted/pursued by the litigation trust.

The Debtor recognizes that it has obligations under the Plan to resolve all claims of creditors and interest holders, file tax returns, file a final statement of indebtedness and obtain a final decree closing the reorganization case.

SEC Matters

The Debtor is a public company. It is believed that the Debtor has past reporting obligations which are delinquent (form 10-K 2008, forms 10-Q, 1st, 2nd and 3rd quarters 2009) to the U.S. Securities and Exchange Commission that shall carry on to any new owner, and the new owner will be required to cure such reporting delinquency. However, it is believed the new owner shall have no future SEC reporting requirements since it shall be a privately-held company.

Avoidance Actions

The Debtor estimates that up to $500,000.00 may be realized from the recovery of fraudulent, preferential or other avoidable transfers, and from other actions such as stay violations or contract claims. While the Debtor has not yet completed its investigation with regard to pre-petition transactions, or other like transactions, if you have received a payment or other transfer within ninety (90) days of the bankruptcy filing date, or other transfer avoidable under the code, the Debtor may seek to avoid such transfer.

Sterling believes it has a claim against Sunshine Precious Metals, Inc., and Sunshine Property Group, LLC, for the recovery of monies invested and/or for an office building in the Silver Valley. In 2007 Sterling invested roughly $480,000.00 in such building, which sales price was $680,000.00. It is believed that Sunshine breached various agreements and is responsible to Sterling for the amount invested and/or the office building itself. Sunshine denies that it has any such liability.

Sterling will review various payments made on loans to insiders to determine whether payments were made which could have been avoided. As an example, it is believed J. Kenny Berscht misappropriated several thousand dollars from a trust fund account held by attorneys on behalf of Sterling in Canada. Further, insider loans may have been repaid. Finally, Sterling will investigate claims it may have against Sunshine for, including but not limited to, violation of the bankruptcy stay, tortious interference with contract, and other theories. All actions shall be prosecuted by a litigation trust, which is more fully described under Retained Rights - Litigation Trust, within this Disclosure Statement. It is not known what amounts will be recovered through this trust, however, it is Sterling's business judgment that such potential recoveries should be investigated by counsel, and pursued.

Claims Objections

Except to the extent that a claim is already allowed pursuant to a final, non-appealable order, the Debtor reserves the right to object to claims. Claims objections will be filed by the Debtor, or the Litigation Trust. Any objection to claims filed in the proceedings must be filed within one hundred and twenty (120) days following the effective date unless the Court extends that period for cause shown. Therefore, even if your claim is allowed for voting purposes, you may not be entitled to a distribution if an objection to your claim is later upheld.

It is anticipated that Sterling shall object to the following Unsecured General Claims:

J. Kenny Berscht	94,496.67
Ray DeMotte	638,684.30
Andrew Grundman	62,500.00
Minco Silver – Break Fee	2,750,000.00
Sunshine Precious Metals, Inc.	12,667,398.73
Sunshine Property Group, LLC	781,348.64
TD Securities	806,131.05

THE "BEST INTERESTS OF CREDITORS" TEST

If the Bankruptcy Court were to find at the hearing on confirmation of the Plan that the holders of claims and interests will receive or retain under the Plan property of a value as of the Effective Date of the Plan that is not less than the amount that such holders would receive or retain if the Debtor were liquidated under Chapter 7 as of such date, then the requirements set forth in 11 U.S.C. § 1129(a)(7)(A)(ii) of the Bankruptcy Code, commonly referred to as the "Best Interests of

Creditors" test, will be satisfied. This requirement must be satisfied with respect to a class of claims or interests only if less than all holders of claims or interests in such class have accepted the Plan.

The Debtor has determined and believes that as of the date of this Disclosure Statement the Plan satisfies the "Best Interest of Creditors" test.

COMPARATIVE LIQUIDATION ANALYSIS

The assets of this corporation are estimated to be in the amount of $11,706,761.94, as of the petition date of March 3, 2009, while the initial liabilities scheduled at $14,159,010.46, as of March 3, 2009, are expected to increase for various adjustments such as post-petition financing and court determined liabilities. In addition, the estate has roughly $48.0 million in Net Operating Losses. The bulk of the assets are secured by Security Agreements and financing statements. It is believed that if this case were converted to a case pursuant to Chapter 7 of the Bankruptcy Code, the estate would be liquidated in a manner wherein fair market value of the subject properties would not be received, with many personal properties simply abandoned to the secured creditors. If so, it is believed that all unsecured debt would remain unpaid, and the Net Operating Losses lost.

The Plan of Reorganization in this case anticipates payments based on funds from a 100% sale of common stock.

PRESENT AND FUTURE MANAGEMENT

At present, management of the Debtor is conducted by Mr. Robert Higdem, Mr. Guy Sande and Mr. Roger Van Voorhees. All three individuals are members of the Board of Directors and employed as officers of Sterling Mining Company. Mr. Roger Van Voorhees owns a small minority interest in the Company, thus is considered an "insider".

It is anticipated that the existing Board of Directors and officers of Sterling Mining Company will resign concurrent with transfer of ownership to the purchasers of 100% of the stock of the Debtor. It is unknown who the new directors or officers of the Company will be after such transfer of stock ownership.

Recently nominated directors Shawn Rodeck and Dwayne Melrose are presently officers and may be shareholders of Minco Silver Corporation. Minco Silver Corporation is the Debtor's major creditor, and such individuals are also "insiders". At present Sterling has five directors.

FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN

The Plan will impact various creditors differently, depending on the nature of their claims, their taxpayer status, their accounting methods and other variables. Creditors and the equity security holders should consult with their own independent tax advisors regarding the tax impact of the Plan upon their individual circumstances. If Sterling sells its authorized but unissued common stock, the new owner shall succeed to Sterling's accumulated Net Operating Losses of $48.0 million, which are

considered a substantial asset of the entity and equate to a deferred tax asset of roughly $16.0 million. **Debtor makes no representations or warranties as to the tax effects or ramifications to any successful purchaser of the Debtor's common stock or the ability to use the Net Operating Losses.**

RISK FACTORS

The Plan and payments to creditors thereunder are based upon many assumptions. Those assumptions could be incorrect, thereby precluding consummation of the Plan. The inherent risks include, but are not limited to, the following: (1) the inherent uncertainty of market conditions and the state of the economy; (2) the uncertainty as to the amount and allowance of claims against the estate; (3) the fact that the Plan is subject to approval by the various classes of creditors entitled to vote under the Bankruptcy Code and to the ultimate confirmation of the Plan by the Bankruptcy Court, and (4) the threat of continued litigation regarding the Debtor's leasehold of the Sunshine Mine.

No assurance can be given that the Plan will be accepted by the requisite number and amount of creditors or be approved by the Bankruptcy Court.

CONFIRMATION OF THE PLAN

Voting Procedures

A ballot to be used for voting your acceptance or rejection of the Debtor's Plan of Reorganization is being mailed to you together with this Disclosure Statement and Plan. Holders of claims and equity security interests should read the instructions carefully, complete, date and sign the ballot, and transmit it in the envelope enclosed. IN ORDER TO BE COUNTED, YOUR BALLOT MUST BE RECEIVED AT THE INDICATED ADDRESS NO LATER THAN 4:30 P.M. PACIFI DAYLIGHT TIME ON ______________________, **2010**. FAILURE TO VOTE OR A VOTE TO REJECT THE PLAN WILL NOT AFFECT THE TREATMENT TO BE ACCORDED A CLAIM OR INTEREST IF THE PLAN NEVERTHELESS IS CONFIRMED.

If more than one-half in number of claimants voting and at least two-thirds in amount of the allowed claims of such claimants in each class of claims vote to accept the Plan, such classes will be deemed to have accepted the Plan. If at least two-thirds in amount of the units voted in a class of equity interests are voted to accept the Plan, such class will be deemed to have accepted the Plan. For purposes of determining whether a class of claims or interests has accepted or rejected the Plan, only the votes of those who have timely returned their ballots will be considered.

Hearing on Confirmation

The hearing on confirmation of the Plan has been set to be held on _________________, **2010,** at _________ __**.m. (Pacific Time),** before the Honorable Terry L. Myers, United States

Bankruptcy Judge, 6450 N. Mineral Drive, Coeur d'Alene, Idaho. The Bankruptcy Court shall confirm the Plan at that hearing only if certain requirements, as set forth in Section 1129 of the Bankruptcy Code, are satisfied.

Treatment of Dissenting Classes of Creditors

The Bankruptcy Code requires the Bankruptcy Court to find that the Plan does not discriminate unfairly, and is fair and equitable, with respect to each class of claims or interests that is impaired under, and has not accepted, the Plan. Upon such a finding, the Bankruptcy Court may confirm the Plan despite the objections of a dissenting class.

Effect of Confirmation

Upon confirmation of the Plan, all property of the Debtor's estate shall be free and clear of all claims and interests of creditors, except as otherwise provided in the Plan or the Order confirming the Plan. The provisions of the Plan shall bind the Debtor, the secured claimants, all creditors of the Debtor, and any other party in interest, whether or not such creditor is impaired under the Plan and whether or not such creditor has accepted the Plan. The confirmation of the Plan shall be effective and binding and the provisions of the Plan shall be carried out without any requirement of compliance with non-bankruptcy corporation law or any other law governing the disposition of assets by corporations.

Debtor shall receive a discharge pursuant to 11 U.S.C. § 1141(d) on confirmation.

Fees and Monthly Reports

The Reorganized Debtor shall be responsible for timely payment of fees incurred pursuant to 28 U.S.C. § 1930(a)(6). After confirmation, the Reorganized Debtor shall serve on the U.S. Trustee a monthly financial report for each month (or portion thereof) the case remains open. The monthly financial report shall include the following:

1. A statement of all disbursements made during the course of the month, whether or not pursuant to the Plan;

2. A summary, by class, of amounts distributed or property transferred to each recipient under the Plan, and an explanation of the failure to make any distribution or transfers of property under the Plan.

DATED this 22nd day of January, 2010.

STERLING MINING COMPANY

Robert Higdem, General Manager of Sterling Mining Company

ELSAESSER JARZABEK ANDERSON
MARKS ELLIOTT & MACDONALD, CHTD.

Bruce A. Anderson, Attorney for Debtor-in-Possession

Appendix A

PLAN OF REORGANIZATION

FILED AS A SEPARATE DOCUMENT

Appendix B

ORDER APPROVING DISCLOSURE STATEMENT

AND NOTICE OF FUTURE DATES

FILED AS A SEPARATE DOCUMENT

Appendix C

LIST OF CREDITORS

APPENDIX C - LIST OF CREDITORS (Page 1)

CREDITOR	CLAIM PER DEBTOR	PROOF OF CLAIM	AMOUNT PAID THROUGH PLAN
Administrative Claims			
Elsaesser Jarzabek Anderson Marks & Elliott, Chtd.			Est. $150,000.00
Minco Silver Corporation (DIP Financing)			Est. $3,150,000.00
SNS Silver Corporation (Court ordered)			$195,229.99
Unclassified Priority Claim			
Internal Revenue Service	unknown	$100.00	$100.00
Class 1 - Monetary Defaults/Pecuniary Losses	(Unpaid as of 11/30/2009)		
1a Sunshine Precious Metals, Inc. - Rent			$60,000.00
1b Shoshone County - Taxes			$70,000.00
1c EPA/Coeur d'Alene Tribe-Royalties/Penalties (potentially in the amount of $4,000,000.00, minimum of $382,020.95)			$382,020.95
1d Avista Corporation - Utility deposit			$140,960.00
1e Avista Corporation - Utilities owed		$177,900.22	$177,900.22
Class 2 - Priority Unsecured			
John Ackerman	$2,509.60		$2,509.60
Jeff Anderson	$1,615.20		$1,615.20
Bill Arthur	$1,615.20		$1,615.20
Tom Boylan	$1,730.40		$1,730.40
Wayne A Chambers	$3,427.17		$3,427.17
Ray Christian	$2,115.20		$2,115.20
Steven G Gravelle	$5,220.74		$5,220.74
Daniel J Groves	$4,543.94		$4,543.94
Jason A Guardipee	$144.20		$144.20
Joseph A Guardipee	$3,891.21		$3,891.21
Lisa A Hallenbeck	$3,010.44		$3,010.44
Monique D Hayes	$5,048.29		$5,048.29
Patricia A Hess	$2,376.00		$2,376.00
Brian G Higdem	$4,268.84		$4,268.84
Robert R Higdem	$6,807.42		$6,807.42

APPENDIX C - LIST OF CREDITORS (Page 2)

CREDITOR	CLAIM PER DEBTOR	PROOF OF CLAIM	AMOUNT PAID THROUGH PLAN
Sam Hopper	$1,461.60		$1,461.60
Idaho State Tax Commission	$5,021.00		$5,021.00
Jerry White Shoshone County	$716.40		$716.40
Tammie L McDaniel	$2,165.00	$1,200.00	$2,165.00
Michael McLean	$5,815.94		$5,815.94
Morman Melun	$153.60		$153.60
Laurabelle Minser	$6,273.35		$6,273.35
Thomas Murphy	$1,692.00		$1,692.00
John R. Nelson	$1,538.40	$1,999.92	$1,999.92
Fred Peck	$4,154.40		$4,154.40
Bill Peninger	$1,692.00		$1,692.00
Curtis Pennington	$2,442.80		$2,442.80
Rick Rice	$3,153.60		$3,153.60
David L Roose	$1,470.94		$1,470.94
Ken Rux	$16,347.08		$10,950.00
Guy Sande	$1,730.40		$1,730.40
Fred S Steepro II	$1,538.40		$1,538.40
Roger Trumbull	$1,538.40		$1,538.40
Class 3 - Secured Claim			
Kootenai County Treasurer	$4.78	$108.19	$108.19
Class 4 - Secured Claim			
Minco Silver Corporation	$5,294,026.39	$5,858,626.83	$6,317,531.00
Class 5 - Secured Claim			
Private Capital Group	$1,505,200.00	$1,784,944.44	$2,093,544.91
Class 6 - Secured Claim			
Shoshone County Treasurer	$112,968.51	$9,877.68	$9,877.68
Class 7 - Unsecured General Claims			**AMOUNT SHARING IN UNSECURED PRO RATA DIVIDEND**
Citi Capital Commercial Corporation	$38,016.63		$41,778.00

CREDITOR	CLAIM PER DEBTOR	PROOF OF CLAIM	AMOUNT SHARING IN UNSECURED PRO RATA DIVIDEND
IFC Credit Corporation	$272,456.40		$-0-
Microsoft Financing (CIT Technology Financing Services, Inc.)	$68,114.10	$67,833.80	$67,833.80
Thermo Fisher Financial Svcs	$17,829.25		$17,829.25
A Drug Free Alliance	$1,125.00	$1,125.00	$1,125.00
Larry M. Appelgate & Brian G. White		$50,690.06	$50,690.06
Accountemps	$22,811.72	$22,731.32	$22,731.32
Adnet Communications Inc	$1,969.05		$1,969.05
Advanced Benefits Management	$3,545.00	$3,955.00	$3,955.00
Advanced Advertising Inc.	$29,983.29	$29,983.79	$29,983.79
Agate Networks Office Mach.	$554.79		$554.79
Ambrose Professional	$5,250.00		$5,250.00
AmSam, dba Interline Brands	$2,194.99	$2,194.99	$2,194.99
Bob Anderson	$400.00		$400.00
Anixter, Inc	$4,374.20		$4,374.20
Appcor At Brindle Station	$111.40		$111.40
Applied Industrial Tech	$2,376.82	$3,160.42	$3,160.42
AT&T Mobility	$3,553.81		$3,553.81
Atlas Copco Compressors	$45,194.51	$42,194.51	$42,194.51
Atlas Electric	$6,996.00		$6,996.00
Auramet Trading LLC	$10,000.00		$10,000.00
Automated Filing Services	$44.63		$44.63
Avista Corporation (duplicate)	$130,452.45	$177,900.22	$-0-
Bay Street Exec Corp	$440.33		$440.33
Behre Dolbear Inc	$2,000.00		$2,000.00
Berscht, J Kenny	$26,407.56	$120,904.23	$26,407.56
Best Pump Works	$32,955.96	$32,955.96	$32,955.96
Best Western CDA Inn	$928.15		$928.15
Boart Longyear	$26,382.74		$26,382.74

CREDITOR	CLAIM PER DEBTOR	PROOF OF CLAIM	AMOUNT SHARING IN UNSECURED PRO RATA DIVIDEND
Brenntag Pacific Inc	$860.50		$860.50
Broadridge	$2,082.50	$805.50	$805.50
Bueno de Oro Inc	$25,229.17	$35,716.32	$35,716.32
Byrnes and Keller LLP	$98,705.58	$101,731.66	$101,731.66
Gary Campbell	$20,000.00		$20,000.00
Cascade Columbia Distribution	$3,529.95	$3,564.80	$3,564.80
Cassels Brock and Blackwell	$14,379.75		$14,379.75
Castle and Sons Security	$5,040.00	$5,040.00	$5,040.00
Cavalcanti Hume Funfer Inc	$35,112.50		$35,112.50
CDA Metals	$4,917.83		$4,917.83
Central Shoshone Cty Water	$164.81		$164.81
Chester Mining Company	$3,000.00		$-0-
Christenet	$6,747.42		$6,747.42
CJG International Inc	$500.00		$500.00
Coeur d'Alene Tribe (Unresolved)	$191,010.48	$1,837,520.95	$-0-
Coeur d'Com Inc	$781.26	$781.26	$781.26
Coeur Products LTD Inc	$900.89		$900.89
Columbia Financial Advisors	$2,743.68	$2,743.68	$2,743.68
Commerce Financial Printers	$7,361.60		$7,361.60
Commercial Battery Service	$2,400.00		$2,400.00
Crescent Electric Inc	$1,568.36	$1,484.75	$1,484.75
Crystal and Sierra Springs	$12.91		$12.91
Crystal Springs Water	$6,473.61		$6,473.61
Day Wireless Systems	$4.97		$4.97
Ray DeMotte	$141,498.00	$660,182.30	$21,498.00
Desautel Hege	$14,234.90	$12,588.56	$12,588.56
DG3 North America Inc	$23,516.99		$23,516.99
Dwyer Instruments	$211.39	$211.39	$211.39
DXP Enterprises Inc	$802.00	$1,499.62	$1,499.62

CREDITOR	CLAIM PER DEBTOR	PROOF OF CLAIM	AMOUNT SHARING IN UNSECURED PRO RATA DIVIDEND
Eastside Electric	$43,521.88	$44,206.80	$44,206.80
Empire Financial Group	$5,000.00		$5,000.00
Encover Contract Services	$256.52		$256.52
Equipment Leasing Service	$2,226,021.00	$259,527.55	$259,527.55
Tennessee Commerce Bank - duplicate ELS	$185,431.19	Duplicate	$-0-
Tennessee Commerce Bank - duplicate ELS	$219,705.71	Duplicate	$-0-
Tennessee Commerce Bank - duplicate ELS	$11,515.97	Duplicate	$-0-
Equity Transfer and Trust	$1,227.45	$1,186.38	$1,186.38
ESG Canada Inc	$32,621.25		$32,621.25
European Gold Centre	$10,072.39		$10,072.39
F1 for Help	$65.00		$65.00
Fasteners Inc	$999.64		$999.64
Frank Fausett	$1,275.00	$1,275.00	$1,275.00
FedEx	$842.36	$842.36	$842.36
First Premier Capital LLC	$17,544.56		$17,544.56
First Premier Capital LLC - duplicate of ELS	$202,684.00		$-0-
Forestry Suppliers	$3.35	$3.35	$3.35
Fountain Coffee	$1.50		$1.50
Fruci and Associates	$8,054.24	$8,824.80	$8,824.80
Linda Gaynier	$2,460.00	$3,110.00	$3,110.00
GL Tiley and Associates	$4,321.62		$4,321.62
Gradient Geophysics Inc	$107.00		$107.00
Grainger, Inc.	$4,661.78	$4,661.78	$4,661.78
Great American Leasing	$26,962.00	$26,962.00	$26,962.00
David Greenway	$7,000.00		$7,000.00
Griffin Gear Inc	$6,030.00	$6,030.00	$6,030.00
Groupo Minier Consultores	$100.17		$100.17
Andrew Grundman	$7,000.00	$69,500.00	$7,000.00
Haggie Rand North America	$172,501.90	$172,501.90	$172,501.90

CREDITOR	CLAIM PER DEBTOR	PROOF OF CLAIM	AMOUNT SHARING IN UNSECURED PRO RATA DIVIDEND
Monique Hayes	$75,000.00		$-0-
Hei's Septic and Sanican	$47.82		$47.82
Barbara Heldridge	$93,005.50		$93,005.50
Ryan Herco	$696.97		$696.97
Robert Higdem	$82,500.00		$-0-
Hoffman and Sohn	$1,500.00		$1,500.00
Houser Family LLC'	$47,250.00	$106,532.38	$106,532.38
Hull and Branstetter Inc	$35,716.88		$35,716.88
Hume Media	$5,775.00		$5,775.00
Inspectorate of America Corp	$1,210.00	$1,210.00	$1,210.00
International Directional	$187.34		$187.34
Interwest Technology Inc	$14,308.56	$14,308.56	$14,308.56
ISCO Industries	$109.10		$109.10
Jameson	$177.56	$208.78	$208.78
K & L Gates	$47,180.56		$47,180.56
Kaman Industrial Technology	$1,825.44		$1,825.44
Key Equipment Finance	$5,234.79	$22,384.53	$22,384.53
Kitco	$3,578.31		$3,578.31
KLM Mining Inc	$7,500.00	$7,500.00	$7,500.00
KWAL-AM	$523.75	$520.00	$520.00
KXMN	$1,200.00		$1,200.00
Macon Supply	$22.88		$22.88
Market Wire Inc	$12,611.69	$12,661.69	$12,661.69
WF McCasland	$105,000.00		$105,000.00
McGuire Bearing	$170.15	$170.15	$170.15
D Duff McKee	$3,394.70		$3,394.70
McMaster Carr	$1,531.79		$1,531.79
James N. Meek	$6,117.54	$6,117.54	$6,117.54
Mercantile Consulting	$10,502.41	$62,569.58	$62,569.58

CREDITOR	CLAIM PER DEBTOR	PROOF OF CLAIM	AMOUNT SHARING IN UNSECURED PRO RATA DIVIDEND
Mergent	$950.00		$950.00
Merger Mines Corp	$181,500.00	$181,500.00	$181,500.00
Metso Minerals	$22,028.73		$22,028.73
Minco Silver Corporation		$2,750,000.00	$-0-
MineServe LTD	$696.19	$340.90	$340.90
Minesite.com/Commodity Watch	$698.18		$698.18
Mike Mooney	$6,792.50	$6,625.00	$6,625.00
Motion Industries	$57.64		$57.64
My Accounting Department	$1,000.00		$1,000.00
NALCO	$1,400.00		$1,400.00
National Filter Media	$883.38	$883.38	$883.38
New Bunker Hill Mining Co	$212,000.00	$221,502.92	$221,502.92
New Pig	$406.51	$406.51	$406.51
Norco Inc	$2,032.01		$2,032.01
Northstar	$2,329.09		$2,329.09
Northwest Energetic Services	$74,051.51	$77,265.78	$77,265.78
Northwest Machine Works	$873.00	$873.00	$873.00
Northwest Machines	$300.00		$300.00
Northwest Office Technology	$894.84	$1,015.28	$1,015.28
NW Industrial	$18.65		$18.65
Office Depot	$3,801.60		$3,801.60
OneSteel Grinding System	$24,138.10		$24,128.10
Oxarc Inc	$7,401.25	$6,708.95	$6,708.95
Pacific Petroleum	$2,987.17		$2,987.17
Pape Materials	$2.00		$2.00
Paramount Supply Company	$319.89		$319.89
Parson Behle Latimer	$17,391.87	$17,391.87	$17,391.87
Fred Peck	$220.91		$220.91
Phymin Services, Inc.	$1,800.00	$1,800.00	$1,800.00

CREDITOR	CLAIM PER DEBTOR	PROOF OF CLAIM	AMOUNT SHARING IN UNSECURED PRO RATA DIVIDEND
Pitney Bowes	$1,194.23	$2,681.03	$2,681.03
Pitney Bowes Global Fin Serv	$476.69		$476.69
Powerhouse Controls	$1,317.96		$1,317.96
Precision IR Inc	$691.91		$691.91
Progent Corporation	$560.00	$560.00	$560.00
Purchase Power	$356.20		$356.20
Ramsden & Lyons	$1,654.00	$16,406.91	$16,406.91
Rapid Refill Ink	$74.15		$74.15
Ted L. Rausch	$237.60		$237.60
Redwood Plastics	$1,410.00		$1,910.00
Reflex Instrument NA	$1,026.80		$1,026.80
Registrar and Transfer CO	$4,479.06		$4,479.06
Resource World Magazine	$3,206.00		$3,206.00
RR Donnelley Receivable	$11,275.00	$11,770.00	$11,770.00
Ken Rux	$8,063.96		$8,063.96
John Ryan	$7,000.00		$7,000.00
Safeco Business Insurance	$3,710.25		$3,710.25
Safety and Supply Company	$2,519.96	$2,519.96	$2,519.96
Sepor	$242.50	$242.50	$242.50
Servicio Tschauder de Mexico	$34,687.45	$529,677.43 pesos/equal to $34,687.45 USD 3/3/2009	$34,687.45
Kevin Shiell	$21,000.00		$21,000.00
Shoshone Adjustment Bureau	$500.00		$500.00
Shoshone Business Center, Inc., Shoshone-Sterling Leases	$15,690.75	$15,690.75	$15,690.75
Shoshone Business Center, Inc., Big Creek Lease	$15,752.50	$16,831.48	$16,831.48
Shoshone News Press	$1,350.00		$1,350.00
Shoshone Silver Mining Co.	$55,304.22	$55,304.22	$55,304.00
Shoshone Silver Mining Co	$177,172.60	$177,172.60	$177,172.60

CREDITOR	CLAIM PER DEBTOR	PROOF OF CLAIM	AMOUNT SHARING IN UNSECURED PRO RATA DIVIDEND
Silver Stox Media Group	$18,357.48		$18,357.48
Silver Valley Capital	$4,546.32	$6,616.93	$6,616.93
Lex Smith	$3,500.00		$3,500.00
Spokane House of Hose	$151.64		$151.64
Spokane Machinery Co	$1,398.64	$1,398.64	$1,398.64
Spokane Transfer	$862.61		$862.61
Staples	$522.87		$522.87
Carol Stephan	$165,144.92	$165,144.92	$165,144.92
Stoel Rives LLP	$264.00		$264.00
Richard Styles	$2,133.73	$2,133.73	$2,133.73
Summit Assurance	$28,463.02	$28,463.02	$28,463.02
Summit Machine Inc	$2,254.62	$2,254.62	$2,254.62
Sunshine Minting	$10.00		$10.00
Sunshine Precious Metals, Inc.		$12,667,398.73	$-0-
Sunshine Property Group, LLC	$0.00	$781,348.64	$-0-
SVL Analytical	$10,654.00	$10,654.00	$10,654.00
Jared Talisman	$7,000.00		$7,000.00
TD Securities	$806,131.05		$-0-
The Silver Institute	$5,000.00		$5,000.00
The TSX Group	$8,919.19		$8,919.19
The Wallace Inn	$1,542.59		$1,542.59
Transamerican Retirement	$2,043.25		$2,043.25
Unishippers	$15.06		$15.06
United Central Industrial	$1,286.85	$1,303.89	$1,303.89
US Bancorp Manifest Funding	$2,899.26	$7,016.71	$7,016.71
US EPA (Unresolved)	$-0-	$-0-	$-0-
USF Reddaway	$1,555.59		$1,555.59
Roger VanVoorhees	$142,950.98		$142,950.98
Vasseur & Schlotthauer	$31,887.26	$25,857.74	$25,857.74

CREDITOR	CLAIM PER DEBTOR	PROOF OF CLAIM	AMOUNT SHARING IN UNSECURED PRO RATA DIVIDEND
Verizon	$448.78		$448.78
Verizon Northwest, Inc.	$6,112.49	$2,817.53	$2,817.53
Verizon Northwest	$329.98		$329.98
Volvo Construction Equipment	$590.69		$590.69
Dave Wainsman	$18,500.00		$18,500.00
Water's Garbage	$1,456.16		$1,456.16
Weightech Corp	$2,035.88		$2,035.88
Weir Slurry Group	$5,278.80	$5,278.80	$5,278.80
Wells Fargo	$1,318.00		$1,318.00
Wesco Distributions Inc	$3,188.26	$3,275.58	$3,275.58
Western Continental ?	$12,500.00		$12,500.00
Western Continental ?	$25,500.00		$25,500.00
Williams and Webster	$62,755.33	$64,555.33	$64,555.33
XO Communications	$2,113.11	$2,410.95	$2,410.95
Zanetti Bros Inc	$24.30		$24.30
Class 8 - Equity Security Holders			$-0-
EQUITY SECURITY HOLDERS WILL RECEIVE NOTHING THROUGH THE PLAN AND ALL EQUITY INTERESTS WILL BE CANCELLED			

Appendix D

BUDGET

This budget is an estimated budget for an assumed new owner, and only includes nominal administrative, care and maintenance expenses. An actual budget cannot be submitted since the new owner is not known. Moreover, an actual budget is largely irrelevant as this reorganization is not dependant on future operations.

Sterling Mining Reorganization Twelve Month Budget

Case No. 09-20178

Debtor Sterling Mining Company

	March	April	May	June	July	August	September	October	November	December	January	February	12 Month Total
Beg. Cash Balance:	-	41,250	41,346	43,392	44,197	41,368	44,869	47,128	50,628	49,799	49,458	50,359	-
Cash Receipts													
Cash Sales													
Lease Income	450	450	450	450	450	450	450	450	450	450	450	450	
New Owner Capital Contribution	345,000	215,000	215,000	340,000	215,000	305,000	220,000	205,000	235,000	340,000	215,000	215,000	
Sale of Assets													
Other:													
Other:													
Total Cash Receipts	345,450	215,450	215,450	340,450	215,450	305,450	220,450	205,450	235,450	340,450	215,450	215,450	3,070,400
Cash Disbursements													
Auto/Truck Expense	1,000	1,000	1,000	1,000	1,000	1,000	1,000	1,000	1,000	1,000	1,000	1,000	
Employee Benefits	15,500	17,000	17,000	17,000	17,000	17,000	17,000	17,000	17,000	17,000	17,000	17,000	
Insurance	11,454	11,454	11,454	11,454	11,454				34,330	12,600	12,600	12,600	
D&O Insurance	70,000												
Inventory Purchases													
Officers Salaries													
Other Salaries/Wages	63,201	55,562	55,562	69,452	55,562	55,562	69,452	55,562	55,562	69,452	55,562	55,562	
Payroll Taxes	10,533	9,405	9,405	11,756	9,405	9,405	11,756	9,405	9,405	11,756	9,405	9,405	
Rent/Lease Payments	1,898	1,898	1,898	1,898	1,898	1,898	1,898	1,898	1,898	1,898	1,898	1,898	
Repairs/Maint.	11,200	8,500	8,500	8,500	8,500	8,500	8,500	8,500	8,500	8,500	8,500	8,500	
Tailings Pond Treatment	12,000	8,000	8,000	8,000	8,000	8,000	8,000	8,000	8,000	8,000	8,000	8,000	
NPDES Testing	6,000	6,000	6,000	6,000	6,000	6,000	6,000	6,000	6,000	6,000	6,000	6,000	
Secured Debt Payments													
Mine Claim Fees BLM						100,000							
Supplies	500	500	500	500	500	500	500	500	500	500	500	500	
Central Mine Rescue	5,145	735	735	735	735	735	735	735	735	735	735	735	
Utilities	41,000	51,000	51,000	51,000	-51,000	51,000	51,000	51,000	51,000	51,000	51,000	51,000	
Professional Fees	34,419	22,000	22,000	22,000	22,000	22,000	22,000	22,000	22,000	22,000	22,000	22,000	
UST Quarterly Fees		1,950			4,875								
Safety Consult	2,500	2,500	2,500	2,500	2,500	2,500	2,500	2,500	2,500	2,500	2,500	2,500	
Acct Services	5,400	5,400	5,400	5,400	5,400	5,400	5,400	5,400	5,400	5,400	5,400	5,400	
Other: Sunshine Mine Lease	10,000	10,000	10,000	10,000	10,000	10,000	10,000	10,000	10,000	10,000	10,000	10,000	
Chester Lease	600	600	600	600	600	600	600	600	600	600	600	600	
Metropolitan Lease	1,000	1,000	1,000	1,000	1,000	1,000	1,000	1,000	1,000	1,000	1,000	1,000	
Merger Lease													
Rock Creek Lease	500	500	500	500	500	500	500	500	500	500	500	500	
Western Continental	-	-	-	-	-	-	-	-	-	-	-	-	
Miscellaneous Leases	2,100	2,100	2,100	2,100	2,100	2,100	2,100	2,100	2,100	2,100	2,100	2,100	
Other: Property Taxes				110,000						110,000			
Other: Office Equip Rent	350	350	350	350	350	350	350	350	350	350	350	350	
Total Cash Disbursement	304,200	215,354	213,404	339,645	218,279	301,949	218,191	201,949	236,279	340,791	214,549	214,549	3,019,140
Net Cash Flow	41,250	96	2,046	805	(2,829)	3,501	2,259	3,501	(829)	(341)	901	901	51,260
Ending Cash Balance	41,250	41,346	43,392	44,197	41,368	44,869	47,128	50,628	49,799	49,458	50,359	51,260	51,260

UST-1A

Appendix E

BIDDING PROCEDURES FOR STERLING MINING COMPANY COMMON STOCK

APPENDIX E

BIDDING PROCEDURES FOR STERLING MINING COMPANY COMMON STOCK

Introduction

Sterling Mining Company ("Sterling" or "Debtor") is a Debtor-in-Possession in the Chapter 11 bankruptcy at Case No. 09-20178-TLM, pending in the United States Bankruptcy Court for the District of Idaho. Sterling has entered into an agreement with Alberta Star for the sale of 100% of the issued and outstanding common stock of Sterling Mining Company for $11,750,000.00. This agreement, if Alberta Star is the successful purchaser, will entitle Alberta Star to 100% ownership of Sterling.

Minco Silver Corporation, the largest secured creditor of Sterling, has presented an overbid of $12,500,000.00 for 100% of the authorized, but un-issued, common stock of Sterling Mining Company. A portion of Minco Silver Corporation's bid, in the amount of approximately $9,400,000.00, will be made in the form of a credit bid for Minco Silver Corporation's secured claim which consists of its pre-petition claim in the amount of $6,317,000.00, and its post-petition Debtor-in-Possession secured financing in the estimated amount of $3,150,000.00.

The bids of Alberta Star and Minco Silver Corporation are subject to higher and better offers submitted in accordance with the process described in these bidding procedures.

The Assets Sold

100% of the authorized, but un-issued, common stock of Sterling Mining Company, 40,139,427 shares, which will entitle the new owner to all assets of Sterling, including accumulated Net Operating Losses of approximately $48.0 million, subject only to the debt as set forth herein.

Purchase Price

The purchase price shall be in U.S. Dollars.

Key Dates

The key dates for the sale process are as follows:

▪ February 15, 2010	Due date for deposits and indemnification of bidders
▪ March 31, 2010, 2010, at 5:00 p.m.	Due date for bids
▪ April 5, 2010, at 8:00 a.m.	Auction
▪ April 6, 2010, at 9:30 a.m.	Plan confirmation hearing and sale approval hearing
▪ April 15, 2010	Sale closing date

Bidding Procedures

Set forth below are the bidding procedures to be employed with respect to the proposed sale of 100% of the common stock of Sterling Mining Company. These bidding procedures are appended to, and are incorporated in, the Debtor's Disclosure Statement and Plan of Reorganization. It is through these procedures that the Debtor, and the Court, will determine the highest, best and/or superior offer for 100% of the common stock of Sterling Mining Company.

Stalking Horse Bid

On October 30, 2009, Sterling and Alberta Star Development Corp., the Proposed Purchaser, entered into a Binding Term Sheet, wherein Alberta Star, the "stalking horse" bidder committed to purchasing 100% of the authorized, but un-issued, common shares of Sterling Mining Company for $11,750,000.00. Such agreement was later documented in an Acquisition Agreement dated November 17, 2009, which contained the following material terms:

- The purchase of 100% of the common stock of Sterling Mining Company for $11,750,000.00.
- A breakup fee in the amount of $250,000.00, should Alberta Star not be the Successful Bidder, and under other conditions. Such break fee was requested by Alberta Star by agreement, and Alberta Star determined the $250,000.00 amount.
- That subsequent overbids be in an amount of not less that $250,000.00 plus the break fee, or $500,000.00.
- That the agreement be set forth in a Chapter 11 Plan of Reorganization filed no later than December 15, 2009, with confirmation of the Plan of Reorganization to occur no later than February 28, 2010 [Note – Sterling shall ask Alberta Star to extend the deadline for confirmation].

The Minco Overbid

Minco Silver Corporation, the Debtor's largest secured creditor, has presented an overbid in the amount of $12,500,000.00. Such bid shall be made in the form of a credit bid in an amount estimated at $9,400,000.00 for secured financing due Minco Silver Corporation, with the balance in cash. Minco Silver Corporation is considered a Qualified Bidder.

The Bidding Process

The Debtor and its advisors shall (i) determine, in its sole discretion, whether any bids for the stock of Sterling are Qualified Bids (defined below); (ii) coordinate the efforts of Potential Bidders (defined below) in conducting their due diligence investigations; (iii) receive and evaluate offers from Potential Bidders; and (iv) negotiate in good faith any offers made to purchase the common stock of Sterling Mining Company.

Persons who wish to participate in such bidding process must be Potential Bidders. Neither the Debtor, nor its representatives, shall be obligated to furnish information of any kind whatsoever to any person that is not a Potential Bidder. The Debtor and its professionals shall use good faith efforts to provide all Potential Bidders with substantially similar access and information.

Participation Requirements

Any person that wishes to conduct due diligence and participate in the sale process, must first deliver to the Debtor:

- An executed confidentiality agreement in form and substance to be provided by the Debtor; and

- Submission of a deposit in the amount of $1,250,000.00 to Debtor. Minco is excluded from such deposit requirement. Such deposit shall be held in escrow, and shall be refunded provided Potential Bidder's bid is exceeded by a superior bid.

Potential Bidder is a person that delivers the agreement and deposit as set forth above, and that the Debtor determines, in its sole discretion, is able to submit a bona fide cash offer for 100% of the purchase of Sterling common stock.

Credit Bids

All secured creditors of Sterling Mining Company including Private Capital Group ("PCG") and Minco Silver Corporation, shall be entitled to credit bid all allowed amounts due on the respective secured claims toward the final purchase price of the common stock. The ability to credit bid does not constitute a waiver as to PCG of the requirement to submit a deposit in the amount of $1,250,000.00 to Debtor.

Due Diligence

Due diligence information shall be available from the Debtor by contacting:

Robert Higdem
Sterling Mining Company
2201 Government Way, Ste. E.
Coeur d'Alene, Idaho 83814
Phone #: (208) 666-4070
email: rhigdem@sterlingmining.com

Such information shall be subject to the confidentiality agreement set forth above. If, at any time, the Debtor determines that a Potential Bidder does not satisfy the requirements to qualify as such, then such Potential Bidder's right to conduct due diligence terminates.

Due Diligence from Bidders

Each Potential Bidder shall comply with all reasonable requests for additional information and due diligence access by the Debtor, or its advisors, regarding such bidder and its contemplated transaction, as well as its financial capacity to complete such transaction. Failure by a Potential Bidder to comply with such request shall be basis for the Debtor to determine that the Potential Bidder is not a Qualified Bidder, in Debtor's sole discretion.

Bid Deadline

The deadline for a Potential Bidder to submit bids shall be **March 31, 2010, at 5:00 p.m., Pacific Standard Time (8:00 p.m. Eastern Standard Time).** Any Potential Bidder failing to submit a bid prior to this time shall not be deemed a Qualified Bidder.

Prior to such deadline a Potential Bidder desiring to make a bid shall deliver written copies of its bid to counsel for Debtor at:

Bruce A. Anderson
Elsaesser Jarzabek Anderson Marks & Elliott, Chtd.
1400 Northwood Center Court, Suite C
Coeur d'Alene, Idaho 83814
Phone: (208) 667-2900
Fax: (208) 667-2150
brucea@ejame.com

Bid Requirements

All bids must include two (2) copies of the following, in writing:

- Minimum Overbid. A proposed purchase price, in cash, which is determined by the Debtor to be equal or greater than the Minco overbid of $12,500,000.00.
- Good Faith Deposit. A good faith deposit in the form of a certified check payable to the Debtor, or other immediately available funds, equal to $1,250,000.00 ("Deposit"). The Deposit shall be held in escrow and will be refunded on the terms set forth below.
- Authorization. Evidence or a statement indicating that the Potential Bidder has obtained authorization and approval from its Board of Directors, or comparable governing body, to make such bid and to accept the terms and conditions of the sale of the common stock of Sterling Mining Company.
- Proof of Financial Ability. Evidence of sufficient cash on hand or written evidence of a commitment for financing, or other evidence of the ability to pay the bid amount, with appropriate contact information so as to enable Debtor to confirm such financing.
- Disclosure. A written disclosure of the identity of each entity that will be bidding for Sterling's common stock.

- Further Information. Such other information as may be reasonably requested by the Debtor, including any information that would allow the Debtor to ascertain the credit worthiness of the Potential Bidder.

In addition, any bid for the Sterling common stock must:

- Be for 100% of the common stock of Sterling;
- Not be conditioned on obtaining financing or the outcome of any due diligence by the Potential Bidder; and
- Not request or entitle the Potential Bidder to any breakup fee, topping fee, termination fee, expense reimbursement or similar type of payment.

All bids submitted in conformity with the above shall be considered Qualified Bids. The Debtor reserves the right to determine the value of any Qualified Bid, and which Qualified Bid constitutes the highest and otherwise best offer, in its sole discretion. However, information as to all bids shall be placed before the Court and, if in dispute, the Court shall be the ultimate arbiter on which bid constitutes the highest and best bid.

Auction

If a Qualified Bid, other than that submitted by Alberta Star, has been received by the Debtor, the Debtor shall conduct an auction of its common stock on April 5, 2010, at 8:00 a.m. Pacific Standard Time (11:00 a.m. Eastern Standard Time) at the offices of Elsaesser Jarzabek Anderson Marks & Elliott, Chtd., 1400 Northwood Center Court, Suite C, Coeur d'Alene, Idaho 83814. The Debtor shall provide the proposed purchaser, and all Qualified Bidders, with copies of all Qualified Bids no later than April 1, 2010, at 5:00 p.m. Pacific Standard Time (8:00 p.m. Eastern Standard Time). If no Qualified Bids are received other than the "stalking horse" bid, no auction will take place, and the Debtor will request that the Bankruptcy Court approve the sale to the proposed purchaser at the confirmation hearing. If there are Qualified Bids other than the proposed purchaser, the Debtor shall hold an auction where bidding shall initially begin with the highest Qualified Bid as determined by the Debtor. Any bids after the highest Qualified Bid shall be made in increments of at least $250,000.00. Any bids by the proposed purchaser will only be required to be equal to the then existing highest and best bid, as such bid shall be deemed higher as no breakup fee shall be paid.

Unless otherwise agreed to by the Debtor, no Qualified Bidder will be permitted more than one-half hour to respond to the previous highest and best bid at the auction. At the expiration of such time for all Qualified Bidders, the bidding shall conclude. Upon conclusion of the bidding the auction shall be closed, and the Debtor shall announce and advise all Qualified Bidders of the winning bid. The Qualified Bidder whose final bid is deemed by the Debtor to be the highest or best bid, following the conclusion of the auction, will be the "Successful Bidder". The next highest and best bid will be the "Backup Bid". Final documents between the Debtor and the Successful Bidder and the Backup Bidder will be executed on the same day of the auction. If a Qualified Bidder objects to Sterling's selection and believes its bid should be the Successful Bid or Backup Bid, notwithstanding Sterling's discretion in determining such bids, such objection shall be brought before the U.S. Bankruptcy Court at the confirmation hearing, at which time

the Court shall make the determination. **Each bid submitted shall constitute an irrevocable offer and be binding on the Successful Bidder and the Backup Bidder.**

Confirmation Hearing

The Debtor intends to sell the common stock of Sterling Mining Company to the highest and best bidder ("Successful Bidder") through confirmation of Sterling Mining Company's Chapter 11 Plan of Reorganization. The confirmation hearing shall be conducted by the U.S. Bankruptcy Court on April 6, 2010, at 9:30 a.m., Pacific Standard Time, at 6450 N. Mineral Drive, Coeur d'Alene, ID 83815, at which time the Debtor will seek Bankruptcy Court approval of the sale of the common stock and confirmation of the Chapter 11 Plan of Reorganization. There will be no further bidding at such hearing. In the event that the Successful Bidder cannot, or refuses, to consummate the sale because of the breach or failure on the part of said Successful Bidder, the Debtor shall be permitted to close with the Backup Bidder without further order of the Court.

Terms of Sale

THE SALE OF THE COMMON STOCK OF STERLING MINING COMPANY SHALL BE ON AN AS IS, WHERE IS, BASIS AND WITHOUT ANY REPRESENTATIONS, COVENANTS OR WARRANTIES OF ANY KIND, NATURE OR DESCRIPTION BY THE DEBTOR OR ITS AGENTS, AND BY SUBMITTING A BID, EACH QUALIFIED BIDDER IS DEEMED TO HAVE ACKNOWLEDGED AND AGREED TO THE FOREGOING. TERMS SHALL BE CASH PAID AT CLOSING. ALL CASH SHALL BE IN U.S. DOLLARS.

Return of Deposits

Each deposit submitted pursuant to the bidding procedures will be held in escrow until the selection of the Successful Bidder and the Backup Bidder, as to all other Qualified Bidders, or as to the Backup Bidder, forty-eight (48) hours after the Backup Bid is terminated in accordance with the provisions above, at which time such escrowed deposits will be returned.

If either the Successful Bidder or the Backup Bidder fail to consummate an approved sale because of a breach or failure to perform on the part of said Successful Bidder or Backup Bidder, the Debtor shall be entitled to retain the deposit as its damages resulting from the breach or failure. The Debtor may, at its sole option, credit the deposit of the Successful Bidder or the Backup Bidder towards the purchase price on the closing of the sale of the common stock.

Appendix F

ASSUMED AND REJECTED EXECUTORY CONTRACTS

APPENDIX F

ASSUMED AND REJECTED EXECUTORY CONTRACTS

Assumed Contracts

1. Sunshine Precious Metals Mine Lease of June 6, 2003 – in process;
2. Chester Mining Lease – Order signed 9/3/2009 (Doc. No. 359);
3. Mineral Mountain Mining Lease – Order signed 9/3/2009 (Doc. No. 360);
4. Metropolitan Mines Corporation Lease – Order signed 9/3/2009 (Doc. No. 361); and
5. Rock Creek Mining Lease – Order signed 9/3/2009 (Doc. No. 362).

Contracts Rejected Pursuant to Plan

1. Aura Silver Resources Option;
2. Brian White and Larry Applegate Lease;
3. Equipment Leasing Services Lease – Schedule 1,7,8,16,17 & 18;
4. First Premier Capital, LLC, Lease;
5. Shoshone Silver Mining Company Lease;
6. Ocean Partners Contract;
7. PacWest Group Agreement;
8. Shoshone Business Center Lease;
9. Shoshone Business Center Office Lease;
10. CitiCapital Commercial Corporation Lease;
11. IFC Credit Corporation Lease;
12. Microsoft Financing (CIT Technology Financing Services);
13. Thermo Fisher Financial Services;
14. Merger Mines Lease;
15. New Jersey Mining Lease; and
16. Western Continental Lease.